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                                                                  EXHIBIT 10.22

                                     FORM OF

                                SERVICE AGREEMENT

                                     BETWEEN

                          LINCOLN BENEFIT LIFE COMPANY

                                       AND

                           ALLSTATE ASSIGNMENT COMPANY

     This agreement (hereinafter "Agreement") entered into this 25th day of June, 2001 between Lincoln Benefit Life Company, (hereinafter "LBL") and Allstate Assignment Company (hereinafter "AAC"), shall be effective as of June 25, 2001.

     WHEREAS the parties agree that LBL shall provide personnel, equipment and facilities to AAC to assist AAC in its conduct of the business of an assignment company; and,

     WHEREAS AAC agrees to pay LBL for the services of such personnel and the use of such equipment and facilities;

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                                I. DUTIES OF LBL

A. LBL shall designate an appropriate number of employees to perform the following functions on behalf of AAC:

          1) receive gross premiums and assignment fees from the settlement broker(s) and deposit these payments into the proper AAC bank account(s) (only under the authority of an Assistant Treasurer of Allstate Insurance Company will gross premiums from the settlement broker(s) be transferred from AAC to Allstate Life Insurance Company or Allstate Life Insurance Company of New York to purchase annuity contracts). AAC will retain the assignment fees for the purpose of paying compensation and other expenses generated by AAC;

          2) execute the "qualified assignment" forms and return them to the assignor;

          3) execute beneficiary change forms and any other documents for AAC at request of Allstate Life structured settlement administrative personnel; and

          4) obtain corporate guarantee documentation from Allstate Insurance Company.

B. LBL shall provide the office space and the equipment necessary for the completion of the duties outlined in the preceding paragraph. Such equipment shall include, but not

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     be limited to, telephones, furniture, filing cabinets, stationary and miscellaneous supplies.

                              II. FEES FOR SERVICE

     AAC agrees to pay LBL $5,000 per month for providing services performed by LBL under the terms of this agreement. This will include services provided for Allstate Settlement Corporation (ASC) during the transition period from ASC to AAC. AAC will remit a pro-rated payment by the fifth workday of each month to LBL.

                                  III. RECORDS

A. Records supporting inter-company expense charges and maintained by one party on behalf of the other shall be considered the latter's records and shall be available to that party upon request.

B. Each party shall own, have custody of and keep its general corporate records. Upon request, each party shall receive from the other party any of its records that are currently in the other party's possession.

C. Each party shall keep confidential any records concerning the other party. Each party may disclose such records only if the other party has authorized the disclosure or if the disclosure is permitted by applicable law governing privacy of records held by or within control of insurance companies. In the event that either party is served with a subpoena or any other court order which mandates disclosure, that party must notify the other party and allow the other party sufficient time to intervene in the judicial proceeding so as to protect its interest.

D. Both parties agree to keep all records required by federal and state laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely preparation of records.

E. AAC shall furnish to LBL any reports and information which LBL may request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws any applicable jurisdiction.

                                VI. MISCELLANEOUS

A. Any dispute arising between LBL and AAC relating to the subject matter of this Agreement which cannot be amicably resolved by the parties will be referred to an Arbitration Panel composed of three members. One of the arbitrators shall be chosen by LBL, one by AAC, and the third by the agreement of the two arbitrators selected by the parties. Arbitrators shall not be affiliated with LBL or AAC. LBL and AAC agree to accept the decision of the panel of arbitrators as final and binding.

B. In the event AAC disputes charges for services, LBL shall not have the right to charge AAC's account or to refuse to release AAC's records.

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C.   For purposes of this agreement, each party shall be deemed an independent contractor and its personnel shall not be deemed to be employees of the other.

D. This Agreement shall remain in effect until terminated. It may be terminated by either party as of the first day of any calendar month by giving the other party at least thirty (30) days prior written notice.

E. No amendment to this Agreement shall be effective unless made in writing and signed by the parties thereto.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the date first above written.


                                   ALLSTATE ASSIGNMENT COMPANY


                                   By:
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                                   Title:
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                                   Date:
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                                   LINCOLN BENEFIT LIFE COMPANY


                                   By:
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                                   Date:
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